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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)

                               September 26, 2004

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                           PERSISTENCE SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                   000-25857                    94-3138935
(State or other jurisdiction        (Commission               (I.R.S. Employer
     of incorporation)              File Number)             Identification No.)

                     1720 SOUTH AMPHLETT BLVD., THIRD FLOOR
                           SAN MATEO, CALIFORNIA 94402
             (Address of principal executive offices, with zip code)

                                 (650) 372-3600
              (Registrant's telephone number, including area code)

     Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     [X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On September 26, 2004, Persistence Software, Inc., a Delaware corporation (the "COMPANY" or "PERSISTENCE"), Progress Software Corporation, a Massachusetts corporation ("PROGRESS") and PSI Acquisition Sub Inc., a Delaware corporation and wholly-owned subsidiary of Progress ("MERGER SUB") entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT") pursuant to which, subject to satisfaction or waiver of the conditions therein, Merger Sub will merge with and into Persistence, with the effect that Persistence will become a wholly-owned subsidiary of Progress (the "MERGER").

         Under the terms of the Merger Agreement, upon consummation of the Merger, holders of common stock of Persistence (other than stockholders who exercise appraisal or dissenters rights under Delaware or California law, as applicable) will receive $5.70 in cash for each share of Persistence common stock held. In addition, upon the consummation of the Merger, holders of options and warrants to purchase common stock of Persistence will receive an amount of cash equal to $5.70 less the applicable exercise price, net of applicable withholdings, in exchange for the cancellation of all options and warrants held. The total cash consideration to be paid to holders of Persistence common stock, options and warrants in the Merger is approximately $16 million and will be funded from Progress's existing cash balance.

         The respective boards of directors of Progress and Persistence have approved the Merger and the transactions contemplated thereby. The Merger is conditioned upon, among other things, the approval of the Persistence stockholders, written indications from holders of no more than five percent (5%) of the shares of Persistence stock that they intend to exercise their appraisal or dissenters rights and other customary conditions to closing.

         Persistence has agreed to pay a break-up fee of $650,000 to Progress upon the termination of the Merger Agreement in certain circumstances.

         In connection with the execution of the Merger Agreement, the Persistence directors and officers, as well as certain of their affiliated stockholders, who hold in aggregate approximately 28% of the total outstanding shares of Persistence common stock, entered into voting agreements with Progress, pursuant to which each of them agreed, among other things, to vote their shares in favor of the Merger and to take other actions in furtherance of the Merger.

         The parties currently expect the Merger to close within 90 days, although there can be no assurance that the Merger will close in that time period. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is set forth below as Exhibit 2.1 and is incorporated herein by reference.

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         On September 27, 2004 Persistence and Progress issued a joint press release announcing that they had entered into the Merger Agreement, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

         ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits.

         2.1 Agreement and Plan of Merger dated September 26, 2004 among Progress Software Corporation, PSI Acquisition Sub Inc. and Persistence Software, Inc.

         99.1 Press Release dated September 27, 2004 of Persistence Software, Inc. and Progress Software Corporation.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PERSISTENCE SOFTWARE, INC.


Date: September 27, 2004               By: /s/ Christopher T Keene
                                           -------------------------------------
                                           Christopher T Keene
                                           President and Chief Executive Officer


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